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                     Exhibit 23.1







               Independent Auditors' Consent


The Board of Directors
Conning Corporation:


We consent to incorporation by reference in the registration statement on Form S-3 of Conning Corporation of our report dated January 21, 1999 and to the reference to our firm under the heading "Accounting Experts" in the prospectus.




/s/ KPMG LLP




St. Louis, Missouri
June 10, 1999